EXHIBIT 99

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Digi International Inc. (the “Company”).

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Joseph T. Dunsmore Joseph T. Dunsmore President, Chief Executive Officer, and Chairman

/s/ Subramanian Krishnan Subramanian Krishnan Senior Vice President, Chief Financial Officer and Treasurer

May 14, 2003